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                                                                     EXHIBIT 5.1


                          [LATHAM & WATKINS LETTERHEAD]
                                February 1, 2001


Aviron
297 North Bernardo Avenue
Mountain View, CA  94043

     Re:  $58,000,000 Aggregate Offering Price of Securities of Aviron

Ladies and Gentlemen:

     In connection with the registration statement on Form S-3 (the "Registration Statement") filed on February 1, 2001 with the Securities and Exchange Commission under the Securities Act of 1933, as amended (the "Securities Act"), which registration statement incorporates by reference the contents of the registration statement (file no. 333-52028) filed by Aviron, a Delaware corporation (the "Company"), including the exhibits therewith (the "Initial Registration Statement"), you have requested our opinion with respect to the matters set forth below.

     You have provided us with a prospectus (the "Prospectus") which is a part of the Initial Registration Statement. The Prospectus provides that it will be supplemented in the future by one or more supplements to the Prospectus (each a "Prospectus Supplement"). In connection with the Registration Statement, the Prospectus as supplemented by various Prospectus Supplements will provide for the registration by the Company of up to $58,000,000 aggregate offering price of
(i) one or more series of senior, senior subordinated or subordinated debt securities (the "Debt Securities") and/or (ii) shares of common stock, par value $0.001 per share (the "Common Stock"). The Debt Securities and Common Stock are collectively referred to herein as the "Securities." Any Debt Securities may be exchangeable and/or convertible into shares of Common Stock. The Debt Securities may be issued pursuant to the subordinated indenture, the form of which is attached as Exhibit 4.26 to the Initial Registration Statement (the "Subordinated Indenture"), or the senior indenture, the form of which is attached as Exhibit 4.25 to the Initial Registration Statement (the "Senior Indenture," and, together with the Subordinated Indenture, each an "Indenture" and collectively, the "Indentures"), in each case between the Company and a trustee (the "Trustee").

     In our capacity as your special counsel in connection with the Registration Statement, we are familiar with the proceedings taken and proposed to be taken by the Company in connection with the authorization and issuance of the Securities, and for the purposes of this opinion, have assumed that such proceedings will be timely completed in the manner presently proposed. In addition, we have made such legal and factual examinations and inquiries, including an examination of originals and copies certified or otherwise identified to our satisfaction of such documents, corporate records and instruments, as we have deemed necessary or appropriate for purposes of this opinion.

     In our examination, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals, and the conformity to authentic original documents of all documents submitted to us as copies.


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     We have been furnished with, and with your consent have exclusively relied upon, certificates of officers of the Company with respect to certain factual matters. In addition, we have obtained and relied upon such certificates and assurances from public officials as we have deemed necessary.

     For purposes of this opinion, we have assumed that proper proceedings in connection with the authorization and issuance of the Securities will be timely and properly completed, in accordance with all requirements of applicable federal and New York laws and the General Corporation Law of the State of Delaware (the "Delaware GCL") in the manner presently proposed.

     We are opining herein as to the effect on the subject transaction only of the federal securities laws of the United States, the Delaware GCL, and with respect to the opinions set forth in paragraphs 1 and 3 below, the internal laws of the State of New York, and we express no opinion with respect to the applicability thereto, or the effect thereon, of the laws of any other jurisdiction or, in the case of Delaware, any other laws, or as to any matters of municipal law or the laws of any local agencies within any state.

     Subject to the foregoing and the other matters set forth herein, it is our opinion that as of the date hereof:

     1. When (i) the Debt Securities have been duly established in accordance with the applicable Indenture (including, without limitation, the adoption by the Board of Directors of the Company of a resolution duly authorizing the issuance and delivery of the Debt Securities), duly authenticated by the Trustee and duly executed and delivered on behalf of the Company against payment therefor in accordance with the terms and provisions of the applicable Indenture and as contemplated by the Registration Statement, the Prospectus and the related Prospectus Supplement(s), and (ii) when the Registration Statement and any required post-effective amendment thereto and any and all Prospectus Supplement(s) required by applicable laws have all become effective under the Securities Act, and (iii) assuming that the terms of the Debt Securities as executed and delivered are as described in the Registration Statement, the Prospectus and the related Prospectus Supplement(s), and (iv) assuming that the Debt Securities as executed and delivered do not violate any law applicable to the Company or result in a default under or breach of any agreement or instrument binding upon the Company, and (v) assuming that the Debt Securities as executed and delivered comply with all requirements and restrictions, if any, applicable to the Company, whether imposed by any court or governmental or regulatory body having jurisdiction over the Company, and (vi) assuming that the Debt Securities are then issued and sold as contemplated in the Registration Statement, the Prospectus and the related Prospectus Supplement(s), the Debt Securities will constitute legal, valid and binding obligations of the Company, enforceable against the Company in accordance with the terms of the Debt Securities.

     2. Assuming that (i) the terms of such shares as executed and delivered are as described in the Registration Statement, the Prospectus and the related Prospectus Supplement(s), (ii) the Company has a sufficient number of authorized but unissued shares under the Company's Amended and Restated Certificate of Incorporation, as amended, at the time of issuance, (iii) such shares as executed and delivered do not violate any law applicable to the Company or result in a default under or breach of any agreement or instrument binding upon the Company, (iv) such shares as executed and delivered comply with all requirements and restrictions, if any, applicable to the Company, whether imposed by any court or governmental or regulatory body having jurisdiction over the Company and (v) such shares are then issued and sold as contemplated in the Registration Statement, such shares of Common Stock (including, without limitation, any Common Stock duly issued upon the exchange or conversion of any shares of preferred stock of the Company that are exchangeable or convertible into Common Stock, upon the exercise of any warrants of the Company exercisable for Common Stock or upon the exchange or conversion of Debt Securities that are exchangeable or convertible into Common Stock) will be validly issued, fully paid and nonassessable.

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     3.   When (i) the Registration Statement and any required post-effective amendment thereto and any and all Prospectus Supplement(s) required by applicable laws have all become effective under the Securities Act, and (ii) when the Debt Securities have been duly executed and delivered by all parties thereto, and (iii) assuming that the applicable Indenture does not violate any law applicable to the Company or result in a default under or breach of any agreement or instrument binding upon the Company, and (iv) assuming that the applicable Indenture complies with all requirements and restrictions, if any, applicable to the Company, whether imposed by any court or governmental or regulatory body having jurisdiction over the Company, and (v) assuming that the Debt Securities are then issued and sold as contemplated in the Registration Statement, the Prospectus and the related Prospectus Supplement(s), the applicable Indenture will constitute the legal, valid and binding obligation of the Company, enforceable against the Company in accordance with the terms of such Indenture.

     The opinions set forth in paragraphs 1 and 3 above are subject to the following exceptions, limitations and qualifications: (i) the effect of bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium or other similar laws now or hereafter in effect relating to or affecting the rights or remedies of creditors; (ii) the effect of general principles of equity, regardless of whether enforcement is considered in a proceeding in equity or at law, and the discretion of the court before which any proceeding therefor may be brought; (iii) the unenforceability under certain circumstances under law or court decisions of provisions providing for the indemnification of, or contribution to, a party with respect to a liability where such indemnification or contribution is contrary to public policy; (iv) the enforceability of any waiver of rights or defenses with respect to stay, extension or usury laws; and (v) whether acceleration of Debt Securities may affect the collectibility of any portion of the stated principal amount thereof which might be determined to constitute unearned interest thereon.

     We have not been requested to express and, with your knowledge and consent, do not render any opinion as to the applicability to the obligations of the Company under the Indentures and the Debt Securities of Section 548 of the United States Bankruptcy Code or applicable state law (including, without limitation, Article 10 of the New York Debtor and Creditor Law) relating to fraudulent transfers and obligations.

     We assume for purposes of this opinion that the Company has been duly organized and is validly existing as a corporation under the laws of the State of Delaware and has the corporate power and authority to issue and sell the Securities; that the applicable Indenture has been duly authorized by all necessary corporate action by the Company; that the Trustee for the applicable Indenture is duly organized, validly existing and in good standing under the laws of its jurisdiction of organization; that the Trustee is duly qualified to engage in the activities contemplated by the applicable Indenture; that the applicable Indenture has been duly authorized, executed and delivered by the Trustee and constitutes a legal, valid and binding obligation of the Trustee, enforceable against the Trustee in accordance with its terms; that the Trustee is in compliance, generally and with respect to acting as Trustee under the applicable Indenture, with all applicable laws and regulations; and that the Trustee has the requisite organizational and legal power and authority to perform its obligations under the applicable Indenture.

     We consent to your filing this opinion as an exhibit to the Registration Statement and to the reference to our firm under the caption "Legal Matters" in the Prospectus included therein.

     This opinion is rendered only to you and is solely for your benefit in connection with the transactions covered hereby. This opinion may not be relied upon by you for any other purpose, or furnished to, quoted to or relied upon by any other person, firm or corporation for any purpose, without our prior written consent.


                                             Very truly yours,


                                             /s/ Latham & Watkins
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